EXHIBIT A 10.101

CENTRAL VERMONT PUBLIC SERVICE
PERFORMANCE SHARE AGREEMENT
Pursuant to the Performance Share Incentive Plan

               THIS AGREEMENT, entered into, by and between the Participant and Central Vermont Public Service Corporation (the "Company");

               WHEREAS, the Company maintains the Performance Share Incentive Plan, ("Plan") which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the Compensation Committee administering the Plan (the "Committee") to receive a Performance Share Award pursuant the Plan;

               NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

    Terms of Award. For following terms used in this Agreement shall have the meanings set forth in this paragraph I:
      The "Participant" is
      The target number of stock units ("Target PeRS") is                           shares.
      The "Performance Cycle" is the period beginning on January 1,            and ending on December 31,           .

               The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Performance Share Agreement and to all the terms and provisions of the Plan herein incorporated by reference.

Participant

Officer Name	Date

Central Vermont Public Service Corporation By: Chairman of the Board